UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 1, 2005

Date of report (Date of earliest event reported)

MedicalCV, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-33295	41-1717208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 South Robert Trail

Inver Grove Heights, MN 55077

(Address of principal executive offices, including zip code)

(651) 452-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously reported, effective April 1, 2005, the Compensation Committee of our Board of Directors awarded (1) a non-qualified stock option for the purchase of 3,440,348 shares of common stock to Marc P. Flores, our President and Chief Executive Officer, (2) a non-qualified stock option for the purchase of 1,290,131 shares of common stock to John H. Jungbauer, our Vice President, Finance and Chief Financial Officer, and (3) non-qualified stock options for the purchase of an aggregate of 1,935,196 shares of common stock to other key employees.  The foregoing options were issued outside our employee benefit plans.  Such options vest to the extent of 25% per year, commencing on the first anniversary of the date of grant.  They are exercisable at $0.89 per share, which was the closing price of our common stock on the OTC Bulletin Board on April 1, 2005.  These options expire on April 1, 2012.

We are amending this report to file the form of such agreement as an exhibit.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedicalCV, Inc.

Date: August 9, 2005	By:	/s/ John H. Jungbauer
John H. Jungbauer
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10	Form of Non-Qualified Stock Option Agreement Issued to Executive Officers and Other Key Employees.